As filed with the Securities and Exchange Commission on December 18, 2000
                                         Registration Statement No. 333-________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               -------------------


                               BARPOINT.COM, INC.

          -------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)


                DELAWARE                                    11-2780723
       ------------------------------                  --------------------
     (State or Other Jurisdiction of                     (IRS. Employer
      Incorporation or Organization)                    Identification No.)

                      One East Broward Boulevard, Suite 410
                         Fort Lauderdale, Florida 33301

 -------------------------------------------------------------------------------
                    (Address of Principal Executive Offices)

              BarPoint.com, Inc. Equity Incentive Plan, as amended

 -------------------------------------------------------------------------------
                            (Full Title of the Plan)

                                 John C. Macatee
                      President and Chief Executive Officer
                               Barpoint.com, Inc.
                      One East Broward Boulevard, Suite 410
                         Fort Lauderdale, Florida 33301

               ---------------------------------------------------
                     (Name and Address of Agent For Service)

                                 (954) 745-7500

               ---------------------------------------------------
          (Telephone Number, Including Area Code, of Agent For Service)

                                    Copy to:
                              Michele Keusch, Esq.
                             Greenberg Traurig, P.A.
                              1221 Brickell Avenue
                              Miami, Florida 33131
                                 (305) 579-0500

                               -------------------

                                                    CALCULATION OF REGISTRATION FEE
===================================================================================================================================
                                                                   Proposed Maximum            Proposed
           Title of Securities                Amount To Be          Offering Price         Maximum Aggregate         Amount Of
            To Be Registered                  Registered(1)          Per Share(2)          Offering Price(2)      Registration Fee
-----------------------------------------------------------------------------------------------------------------------------------

Common Stock                                    3,000,000          $1.156 - $12.750         $9,059,330.802           $2,391.67
  $0.001 par value....................           shares
===================================================================================================================================

(1) 1,500,000 shares of Common Stock were registered in Form S-8 (File No. 333-35612) on April 26, 2000 and 3,000,000 shares are being registered herewith.

(2) Estimated solely for the purpose of calculating the registration fee which was computed in accordance with Rule 457(h) on the basis of the
         (i) average of the high and low price of a share of Common Stock as reported by the Nasdaq SmallCap Market on December 13, 2000, (which was $1.156 with respect to 1,432,467 shares of Common Stock subject to future grants of options under the BarPoint.com, Inc. Equity Incentive Plan (the "Plan") and (ii) the following options to purchase Common Stock being registered, which have already been granted under the Plan:

                     Aggregate Number                    Actual Exercise Price
                    of Options Granted                            ($)

                          162,833                                12.750
                            2,400                                10.312
                           25,500                                 9.750
                            6,500                                 8.312
                            4,300                                 6.250
                           10,000                                 4.750
                            8,500                                 4.875
                          104,000                                 6.125
                           26,000                                 5.125
                           59,300                                 5.562
                           15,000                                 5.000
                           29,300                                 3.500
                           12,000                                 3.250
                           45,000                                 4.687
                          778,900                                 3.562
                           19,200                                 4.125
                            4,300                                 2.906
                           17,900                                 2.281
                           17,800                                 1.875
                           14,000                                 2.031
                          146,800                                 2.000
                           41,500                                 1.750
                           16,800                                 1.281

          PART I. INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Explanatory Note.

         A Registration Statement on Form S-8 (File No. 333-35612) was filed with the Securities and Exchange Commission on April 26, 2000 covering the registration of 1,500,000 shares of Common Stock initially authorized for issuance under BarPoint.com, Inc.'s Equity Incentive Plan (the "Plan"), which was mistakenly referred to as the 1999 Stock Option Plan. Pursuant to General Instruction E of Form S-8, this Registration Statement is being filed solely to register an additional 3,000,000 shares of Common Stock of BarPoint.com reserved for issuance under the Plan. The Board of Directors of BarPoint.com approved the increase in the number of shares reserved for issuance under the Plan by 1,500,000 to a total of 3,000,000 shares of Common Stock on April 4, 2000 and again by 1,500,000 shares of Common Stock, to a total of 4,500,000 shares on November 20, 2000. The contents of the prior Registration Statement are incorporated herein by reference.

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*

---------------------

         * The document(s) containing the information specified in this Part I will be sent or given to employees as specified by Rule 428(b)(1). Such documents will not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as the prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, shall constitute a prospectus which meets the requirements of Section 10(a) of the Securities Act of 1933, as amended.

           PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

         The Registrant hereby incorporates by reference into this Registration Statement the following documents or portions thereof as indicated:

         (a) the Registrant's Annual Report on Form 10-KSB/A for the fiscal year ended September 30, 1999;

         (b) the Registrant's Quarterly Report on Form 10-QSB/A, for the quarterly period ended December 31, 1999;

         (c) the Registrant's Quarterly Report on Form 10-QSB/A, for the quarterly period ended March 30, 2000;

         (d) the Registrant's Registration Statement on Form S-8, registration no. 333-35612 filed on April 26, 2000;

         (e) the Registrant's Quarterly Report on Form 10-QSB, for the quarterly period ended June 31, 2000;

         (f) the Registrant's Registration Statement on Form S-3/A, registration no. 333-37478 filed on November 8, 2000 and the Registrant's prospectus filed pursuant to Rule 424(b) under the Securities Act on November 22, 2000;

         (g) all other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since November 22, 2000; and

         (h) the description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form SB-2 filed with the Commission on May 10, 1996 pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating any such description.

         In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in a subsequently filed document incorporated herein by reference, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

                  Not applicable.

Item 5. Interests of Named Experts and Counsel.

                  Not applicable.

Item 6. Indemnification of Directors and Officers.

         The Registrant's By-Laws provide in article Tenth that no Director or Officer of the Registrant shall be liable to the Registrant or any of its shareholders for reasonable expenses incurred by such person incurred by him or her in connection with the defense of any action for breach of any duty owed to the Registrant or its shareholders. Such amount of indemnity to which any officer or director may be entitled shall be fixed by the Company's Board of Directors, except that in any case where there is no disinterested majority of the Board available, the amount shall be fixed by arbitration pursuant to then existing rules of the American Arbitration Association.

         Reference is made to Section 145 of the Delaware General Corporation Law, as amended (the "DGCL"), which provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation in such capacity of another corporation or business organization. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such director, officer, employee or agent in connection with such action, suit or proceeding is such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such person's conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of a corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses that such officer or director actually and reasonably incurred.

         Reference is also made to Section 102(b)(7) of the DGCL, which enables a corporation in its certificate of incorporation to eliminate or limit the personal liability of a director for monetary damages for violations of a director's fiduciary duty, except for liability (I) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which the director derived an improper personal benefit.

Item 7. Exemption from Registration Claimed.

        None claimed.

Item 8. Exhibits

        See "Exhibit Index" on page II-1 below.

Item 9. Undertakings

        (a) The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)      To include any prospectus required by
Section 10(a)(3) of the Securities Act of 1933 (the "Act");

                           (ii)     To reflect in the prospectus any facts or
events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                           (iii)    To include any material information with
respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                           provided, however, that paragraphs (a)(1)(i) and
(a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Lauderdale, State of Florida on this 18th of December, 2000.

                                   BARPOINT.COM, INC.

                                   By: /s/ John C. Macatee
                                      -----------------------------------------
                                   Name:  John C. Macatee
                                   Title: President and Chief Executive Officer

         Each person whose signature appears below hereby appoints John C. Macatee his true and lawful attorney-in-fact with the authority to execute in the name of each such person, and to file with the Securities and Exchange Commission, together with any exhibits thereto and other documents therewith, any and all amendments (including without limitation post-effective amendments) to this registration statement necessary or advisable to enable the registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, which amendments may make such other changes in the registration statement as the aforesaid attorney-in-fact executing the same deems appropriate.

         Pursuant to the requirements of the Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

              Signature                                         Title                                   Date
              ---------                                         -----                                   ----

/s/ Leigh M. Rothschild
---------------------------------       Chairman of the Board of Directors                     December  18, 2000
Leigh M. Rothschild

/s/ John C. Macatee                     President, Chief Executive Officer and Director        December  18, 2000
---------------------------------       (Principal Executive Officer)
John C. Macatee

/s/ Jeffrey W. Sass
---------------------------------       Chief Operating Officer, Executive Vice                December  18, 2000
Jeffrey W. Sass                         President, Secretary and Director

/s/ Michael A. Karmelin
---------------------------------       Chief Financial Officer                                December  18, 2000
Michael A. Karmelin                     (Principal Financial Officer)


/s/ Jay Howard Linn                     Director                                               December  18, 2000
---------------------------------
Jay Howard Linn

/s/ Kenneth Jaeggi                      Director                                               December  18, 2000
---------------------------------
Kenneth Jaeggi

/s/ David W. Sass                       Assistant Secretary and Director                       December  18, 2000
---------------------------------
David W. Sass

/s/ Seymour G. Siegel                   Director                                               December  18, 2000
---------------------------------
Seymour G. Siegel

              Signature                                         Title                                   Date
              ---------                                         -----                                   ----

/s/ David Wachter                       Director                                               December  18, 2000
---------------------------------
David Wachter


/s/ Gerald C. McDonough                 Director                                               December  18, 2000
---------------------------------
Gerald C. McDonough


/s/ Marguerite W. Sallee                Director                                               December  18, 2000
---------------------------------
Marguerite W. Sallee

                                                  EXHIBIT INDEX

      Exhibit
       Number                                          Description
      -------                                          -----------
        4.1             Registrant's Certificate of Incorporation, as amended(1)

        4.2             Registrant's Bylaws, as amended(2)

        4.3             BarPoint.com, Inc. Equity Incentive Plan, as amended

        5.1             Opinion of Greenberg Traurig, P.A.

       23.1             Consent of Marks Paneth & Shron LLP

       23.2 Consent of Greenberg Traurig, P.A. (contained in its opinion filed as Exhibit 5.1 hereto)

----------------------------

(1) Incorporated by reference to Exhibit 3.1 to Registrant's Registration Statement on Form SB-2 filed on May 10, 1996 (File No. 333-3501), Exhibit 6 to Registrant's Report on Form 8-K filed on June 3, 1999 and Exhibit 1 to Registrant's Report on Form 8-K filed on June 15, 1999.

(2) Incorporated by reference to Exhibit 3.2 to Registrant's Registration Statement on Form SB-2 (File No. 333-3501).